Exhibit 14(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Fidelity Advisor Series I on Form N-14 of our report dated November 17, 2011 relating to the financial statements of Fidelity Advisor Stock Selector All Cap Fund, a fund of Fidelity Advisor Series I, for the year ended September 30, 2011, and to the reference to us under the heading "Experts" in the Proxy Statement and Prospectus, which is part of such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
____________________________
Boston, Massachusetts
June 13, 2012